CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2008, in Amendment No. 1 to the Registration Statement (Form S-1 No. 148767) and related Prospectus of IXI Mobile Inc. for the registration of 9,040,810 shares of its common stock.

/S/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
July 8, 2008	A Member of Ernst & Young Global